UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2020 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)

1521 Concord Pike (US 202), Suite 301 Wilmington, DE 19803 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)
On June 5, 2020, Support.com, Inc. (“Company”) held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)
At the Annual Meeting, six (6) proposals were acted upon by the stockholders. The number of votes cast for, against, or withheld as to each such proposal or nominee, as well as the number of abstentions and broker non-votes as to each such proposal or nominee, have been certified by the inspector of election and are set forth below:

Voting Results for the 2020 Annual Meeting

Proposal No. 1 - Election of Directors: All elected

Voting Results:

Nominee	For	Withheld
Richard Bloom	9,326,729	239,923
Brian Kelley	7,813,394	1,753,258
Bradley Radoff	7,221,496	2,345,156
Joshua Schechter	6,877,635	2,689,017

There were 7,309,238 shares represented by broker non-votes.

Proposal No. 2 – Approval, on an advisory basis, of the Company's named executive officer compensation programs and practices as described in the Proxy Statement: Approved

Voting Results:

For	Against	Abstain	Broker non-votes
8,938,870	273,516	354,266	7,309,238

Proposal No. 3 – Ratification of the appointment of Plante & Moran PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020: Ratified

Voting Results:

For	Against	Abstain	Broker non-votes
16,410,071	47,127	418,692	-

Proposal No. 4 - Ratification of the Company’s Section 382 Tax Benefits Preservation Plan: Ratified

Voting Results:

For	Against	Abstain	Broker non-votes
8,205,481	1,226,382	134,789	7,309,238

Proposal No. 5 – Approval of the Company’s Amended and Restated 2011 Employee Stock Purchase Plan: Approved

For	Against	Abstain	Broker non-votes
8,973,086	252,468	341,098	7,309,238

Proposal No. 6 – Approval of the Company’s Third Amended and Restated 2010 Equity and Performance Incentive Plan: Approved

Voting Results:

For	Against	Abstain	Broker non-votes
8,800,340	474,114	292,198	7,309,238

(c)
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2020

SUPPORT.COM, INC.

By:	/s/ Richard Bloom
Name:	Richard Bloom
Title:	President and Chief Executive Officer